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                                                                     Exhibit 8.1

                           EMPRESAS ICA, S.A. DE C.V.
                                    20-F 2005
                            SIGNIFICANT SUBSIDIARIES

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                                                 PRINCIPAL               COUNTRY OF           OWNERSHIP       VOTING POWER
               SUBSIDIARY                        ACTIVITY               INCORPORATION          INTEREST           HELD
---------------------------------------------------------------------------------------------------------------------------
Constructoras ICA,
   S.A. de C.V.........................    Construction                    Mexico                100%             100%

Controladora de Operaciones de
   Infraestructura, S.A. de C.V........    Real estate and concessions     Mexico                100              100

Promotora e Inversora ADISA,               Real estate and heavy
   S.A. de C.V.........................    construction                    Mexico                100              100

Controladora de Empresas de
   Vivienda, S.A. de C.V...............    Housing development             Mexico                100              100

                                           International holding
ICATECH Corporation....................    company                      United States            100              100

Rodio/KronsaCimentaciones
   Especiales, S.A.....................    Sub-soil construction           Spain                  50               50

Ingenieros Civiles Asociados,              Heavy and urban
   S.A. de C.V.........................    construction                    Mexico                100              100

ICA - Fluor Daniel,
   S. de R.L. de C.V...................    Industrial construction         Mexico                 51               51

                                           Highway construction
ICA Panama, S.A........................    concessionaire                  Mexico                100              100

                                           Consortium for the
                                           construction of the El
Constructora Internacional de              Cajon hydroelectric
   Infraestructura, S.A. de C.V. ......    project                         Mexico                 75               75

Grupo Aeropotuario del Centro Norte,
   S.A. de C.V............................    Airport operations           Mexico                 47               51
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